Exhibit 8.1

List of Significant Consolidated Entities of Noah Holdings Limited*

		Place of	Percentage of
Name	Date of Incorporation	Incorporation	Ownership
Noah Upright Fund Distribution Co., Ltd. (formerly known as Noah Upright (Shanghai) Fund Investment Consulting Co., Ltd.)	November 18, 2003	PRC	100%
Shanghai Noah Investment Management Co., Ltd.	August 26, 2005	PRC	100%
Shanghai Noah Investment (Group) Co., Ltd (formerly known as Shanghai Noah Rongyao Investment Consulting Co., Ltd)	August 24, 2007	PRC	100%
Shanghai Noah Financial Services Corp.	April 18, 2008	PRC	100%
Tianjin Gopher Asset Management Co., Ltd.	March 18, 2010	PRC	100%
Noah Insurance (Hong Kong) Limited	January 3, 2011	Hong Kong	100%
Shanghai Rongyao Information Technology Co., Ltd.	March 2, 2011	PRC	100%
Kunshan Noah Xingguang Investment Management Co., Ltd.	August 12, 2011	PRC	100%
Noah Holdings (Hong Kong) Limited	September 1, 2011	Hong Kong	100%
Gopher Asset Management Co., Ltd.	February 9, 2012	PRC	100%
Gopher Capital GP Limited.	May 11, 2012	Cayman Islands	100%
Wuhu Gopher Asset Management Co., Ltd.	October 10, 2012	PRC	100%
Zigong Noah Financial Service Co., Ltd.	October 22, 2012	PRC	100%
Shanghai Gopher Asset Management Co., Ltd.	December 14, 2012	PRC	100%
Gopher Nuobao (Shanghai) Asset Management Co., Ltd.	April 10, 2013	PRC	100%
Noah Rongyitong (Wuhu) Microfinance Co., Ltd.	August 13, 2013	PRC	100%
ARK Trust (Hong Kong) Limited	September 15, 2014	Hong Kong	100%
Noah (Shanghai) Financial Leasing Co., Ltd	December 20, 2014	PRC	100%
Noah International (Hong Kong) Limited	January 7, 2015	Hong Kong	100%
Shanghai Mengkuan Asset Management Co., Ltd.	March 24, 2015	PRC	100%
Gopher CCM Limited	August 17, 2015	Cayman Islands	100%
Kunshan Noah Rongyao Investment Management Co., Ltd.	December 2, 2015	PRC	100%
Shanghai Noah Chuangying Enterprise Management Co., Ltd.	December 14, 2015	PRC	100%
Gopher International Investment Management (Shanghai) Limited	November 14, 2016	PRC	100%
Noah Insurance Services LLC	February 10, 2017	USA	100%
Wuhu Noah Financial Services Co., Ltd.	July 26, 2017	PRC	100%
Joy Triple Star Holdings Limited	January 12, 2018	BVI	100%
Elivisa Consulting Pte Limited	April 9, 2019	Singapore	100%

*Other consolidated entities of Noah Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.